Exhibit 10.1

THIRD AMENDMENT TO AGREEMENTS

This Third Amendment to the Loan, Pledge and Security Agreement and related Promissory Note, as of March 31, 2010 is made by and between Thermo Credit, LLC (hereinafter referred to as the “Secured Party”) and United eSystems, Inc., Netcom Data Southern Corp., Netcom Data Corp., and United Check Services, LLC (jointly, severally and in solido “Debtor”), who hereby agree as follows:

WHEREAS, Secured Party and Debtor entered into a Loan, Pledge and Security Agreement and a Promissory Note (hereinafter the “Agreements”) dated as of September 17, 2008 (all capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreements);

WHEREAS, the Secured Party and Debtor previously amended the Agreements to modify certain terms and dates included in the original Agreements;

WHEREAS, the Secured Party and Debtor desire to further amend the Agreements to extend the Maturity Date of the original Agreements;

NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, Debtor and Secured Party hereby mutually enter into this Second Amendment to the Agreements as follows:

1.
Debtor wishes to extend the Loan, Pledge and Security Agreement and Promissory Note for an additional three months and Secured Party acknowledges and accepts such extension.  As such, Parties hereby agree that the Maturity Date for the Agreements shall and is hereby changed, to June 30, 2010.

2.	Debtor hereby certifies that:

a.	all of the representations and warranties contained in the Agreements are true and correct as of the date thereof;
b.	the Debtor is not in default under the Agreements;
c.	no event of default has occurred and is continuing;
d.	Debtor has not breached any covenant contained in the Agreements; and
e.	the Agreements are in full force and effect as of the date hereof.

3.	Except as set forth above, all of the remaining terms, provisions and conditions of the Agreements shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the date first above written.

SECURED PARTY:
THERMO CREDIT, LLC

By:  /s/ Jack V. Eumond, Jr.

Name:  Jack V. Eumont, Jr.
Title:   Executive Vice President

DEBTOR:
UNITED ESYSTEMS, INC.

By:  /s/ Walter Reid Green, Jr.

Name: Walter Reid Green, Jr.
Title: Chief Executive Officer and Chief Financial Officer

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